EXHIBIT 10.47

NON-QUALIFIED STOCK OPTION GRANT NOTICE

PURSUANT TO THE

GRUBHUB INC. 2015 LONG-TERM INCENTIVE PLAN

Pursuant to the GrubHub Inc. 2015 Long-Term Incentive Plan, as amended from time to time (the “Plan”), GrubHub Inc., a Delaware corporation (the “Company”) hereby grants to the Participant, effective on the Grant Date, a Non‑Qualified Stock Option to purchase a number of shares of Common Stock of the Company at the Per Share Exercise Price (the details of which are specified below), subject to the terms and conditions of the Plan and the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (both of which are incorporated by reference herein).  Any capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

Participant:

Grant Date:

Expiration Date:

Per Share Exercise Price:	$

Number of Shares subject to this Option:

Vesting Schedule:	The shares subject to this Option shall vest as follows:

Vesting Date	Number of Shares

Exhibit A

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

WHEREAS, this Non-Qualified Stock Option Award Agreement, which is attached to the Non-Qualified Stock Option Grant Notice (the “Grant Notice” and this Non-Qualified Stock Option Award Agreement shall be referred to collectively as the “Agreement”), has been entered into effective on the Grant Date specified in the Grant Notice, by and between GrubHub Inc., a Delaware corporation (the “Company”) and the Participant specified in the Grant Notice, pursuant to the GrubHub Inc. 2015 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant to the Participant a Non‑Qualified Stock Option to purchase the number of shares of Common Stock indicated in the Grant Notice, subject to the vesting schedule set forth in the Grant Notice and all other terms and conditions set forth under the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and also acknowledges that the Participant has read the Plan carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.Grant of Option.  The Company hereby grants to the Participant, as of the Grant Date specified in the Grant Notice, a Non‑Qualified Stock Option (the “Option”) to acquire from the Company at the Per Share Exercise Price specified in the Grant Notice, the aggregate number of shares of Common Stock specified in the Grant Notice (the “Option Shares”).  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

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Exhibit A

3.Vesting and Exercise.

(a)Vesting.  Subject to the provisions of Sections 3(b) and 3(c) hereof, the Option shall vest and become exercisable as set forth in the Grant Notice, provided that the Participant has not incurred a Termination prior to each such vesting date.  There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.  Upon expiration of the Option pursuant to Section 3(d) hereof, the Option shall be cancelled and no longer exercisable.

(b)Committee Discretion to Accelerate Vesting.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

(c)Change in Control. If within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change in Control, Participant’s employment is terminated by the Company without Cause, or Participant terminates his/her employment for Good Reason, then 100% of any then-unvested Options granted hereunder shall immediately accelerate and become fully vested and exercisable, and shall continue to be fully exercisable for no less than three months following the date of such termination, provided that in no event will the Participant be entitled to exercise such Option following the expiration date set forth in the Grant Notice. “Good Reason” shall mean that the Participant has complied with the Good Reason Process (hereinafter defined) following the occurrence of any one or more of the following events without the consent of the Participant: (i) a diminution in the Participant’s base salary of greater than ten percent (10%) (in all cases, other than in connection with a diminution in base salary that is proportionately applied to all senior executives of the Company); (ii) a change in the geographic location at which the Participant provides services to the Company by more than fifty (50) miles (provided that moving the Company’s corporate headquarters shall not constitute a change in geographic location, so long as the Participant continues to be able to provide services to the Company from a location not more than fifty (50) miles from Chicago or New York, as applicable); or (iii) a material diminution of the Participant’s title or reporting relationship.  “Good Reason Process” shall mean that (1) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (2) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within thirty (30) days after the first occurrence of such condition; (3) the Participant cooperates in good faith with the Company’s efforts, for a period of thirty (30) days following such notice (the “Cure Period”) to remedy the condition; (4) the Good Reason condition continues to exist following the Cure Period; and (5) the Participant terminates employment with the Company within thirty (30) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason will be deemed not to have occurred.

(d)Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable on the expiration date set forth in the Grant Notice.

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Exhibit A

4.Termination.  Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Participant’s Termination, shall remain exercisable as follows:

(a)Termination due to Death or Disability.  In the event of the Participant’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such one (1) year exercise period, any unexercised Option held by the Participant shall thereafter be exercisable by the legal representative of the Participant’s estate, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(b)Involuntary Termination Without Cause.  In the event of the Participant’s involuntary Termination by the Company without Cause or the Termination by the Participant for Good Reason in connection with a Change in Control, the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(c)Voluntary Resignation.  In the event of the Participant’s voluntary Termination (other than a voluntary Termination described in Section 4(d) hereof), the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination, and (ii) the expiration of the stated term of the Option pursuant to Section 3(d) hereof.

(d)Termination for Cause.  In the event of the Participant’s Termination for Cause or in the event of the Participant’s voluntary Termination (as provided in Section 4(c) hereof) after an event that would be grounds for a Termination for Cause, the Participant’s entire Option (whether or not vested) shall terminate and expire upon such Termination.

(e)Treatment of Unvested Options upon Termination.  Any portion of the Option that is not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(f)Treatment of Unexercised Options.  Any portion of the vested Options that are not exercised within the time period specified in this Section shall terminate and expire.

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Exhibit A

5.Method of Exercise and Payment.  Subject to Section 8 hereof, to the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in such manner as may be provided via the Internet website maintained by the Company’s third-party Plan administrator, or as otherwise provided by the Committee, in each case, in accordance with Sections 6.3(c) and 6.3(d) of the Plan and conditioned upon the payment in full of the Per Share Exercise Price specified in the Grant Notice multiplied by the number of shares of Common Stock underlying the portion of the Option exercised.  The delivery of Option Shares upon the exercise of the Option, and all Option Shares so delivered, shall be subject to the restrictions and conditions set forth in the Plan.

6.Non-Transferability.  The Option issued under this Agreement and the Plan, and any rights and interests with respect thereto, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof, signed by the Participant and the transferee, and provided further that the Option may not be subsequently Transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall in any event at all times remain subject to the terms of the Plan and this Agreement.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7.Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.Withholding of Tax.  The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  Any minimum statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option.

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Exhibit A

9.Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant hereby acknowledges, represents and warrants that:

(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act, and in this connection, the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock.  For clarity, the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that: (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.Notices.  Any notice hereunder by the Participant shall be given to the Company in writing or electronically and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.  Any notice hereunder by the Company shall be given to the Participant in writing or electronically and such notice shall be deemed duly given only upon receipt thereof at such address/email address as the Participant may have on file with the Company.

12.No Right to Employment.  Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

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Exhibit A

13.Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

14.Compliance with Laws.  The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule or regulation or exchange requirement applicable thereto.  The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15.Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, this Agreement is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

16.Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17.Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

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Exhibit A

20.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.No Right to Damages.  No Participant shall have the right to bring a claim or to receive damages if such Participant is required to forfeit the Options granted hereunder, or the Option Shares, for any reason.  The loss of existing potential profit in Awards will not constitute an element of damages in the event of Termination for any reason, even if such Termination is in violation of an obligation of the Company or its Affiliates to the Participant.

22.No Right to Damages.  No Participant shall have the right to bring a claim or to receive damages if such Participant is required to exercise the vested portion of the Option within the applicable time period specified in Section 4 hereof, or if any portion of the Option is cancelled or expires unexercised.  The loss of existing potential profit in Awards will not constitute an element of damages in the event of Termination for any reason, even if such Termination is in violation of an obligation of the Company or its Affiliates to you.

23.Acquired Rights.  The Participant acknowledges and agrees that:  (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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